FORM OF

VICTORY VARIABLE INSURANCE FUNDS II

BYLAWS

[•], 2024

Section 5.08	Action by Consent............................................................................	9
ARTICLE VI FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT..............		9
Section 6.01	Fiscal Year .......................................................................................	9
Section 6.02	Registered Office and Registered Agent..........................................	9
ARTICLE VII INSPECTION OF BOOKS .....................................................................................		9
ARTICLE VIII INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES ....................		10
ARTICLE IX SEAL	......................................................................................................................	10
ARTICLE X CERTIFICATES ......................................................................................................		10
ARTICLE XI AMENDMENTS ....................................................................................................		10

VICTORY VARIABLE INSURANCE FUNDS II

BYLAWS

These Bylaws of Victory Variable Insurance Funds II (the “Trust”), a Delaware business trust, are subject to the Trust Instrument of the Trust, amended and restated [•], 2024, as from time to time further amended, supplemented or restated (the “Trust Instrument”). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

ARTICLE I

PRINCIPAL OFFICE

The principal office of the Trust shall be located in Cleveland, Ohio or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II

OFFICERS AND THEIR ELECTION

Section 2.01 Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any officer to be a Trustee or holder of Shares in the Trust.

Section 2.02 Election of Officers. Officers may be, but need not be, a Trustee or shareholder. The President, Treasurer and Secretary shall be chosen by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 3.13 hereof the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

Section 2.03 Resignations. Any officer of the Trust may resign, notwithstanding Section 2.02 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

ARTICLE III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 3.01 Management of the Trust. The business and affairs of the Trust shall be managed by, or under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or with these Bylaws.

Section 3.02 Executive and Other Committees. The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the Board of Trustees while the Board of Trustees is not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 3.03 Compensation. Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for his or her expenses as may be fixed from time to time by resolution of the Trustees.

Section 3.04 Chairman of the Trustees. The Trustees may appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present he or she shall preside at all meetings of the Shareholders and the Trustees, and he or she may, subject to the approval of the Trustees, appoint Trustees to preside at such meetings in his or her absence. The Chairman shall perform such other duties as the Trustees may from time to time designate.

Section 3.05 President. The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order the President shall have the power to grant issue, execute or sign such powers of attorney, process agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. The President shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Section 3.06 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

Section 3.07 Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

Section 3.08 Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 3.09 Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 3.10 Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 3.11 Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 3.12 Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

Section 3.13 Removal. Any officer may be removed from office, with or without cause, whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Section 3.14 Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

ARTICLE IV

SHAREHOLDERS’ MEETINGS

Section 4.01 Special Meetings. Special meetings of Shareholders shall be held as provided herein or in the Trust Instrument only as required by the 1940 Act or other applicable federal law or as otherwise determined by the Trustees in their sole discretion. Special meetings of Shareholders shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees or the President, Vice President, Treasurer or Secretary of the Trust, including that such meeting may be held remotely, as provided in Section 4.11 hereof. Except as required by federal law including the 1940 Act, Shareholders shall not be entitled to call, or to have the Secretary call, special meetings of the Shareholders or to provide Shareholders seeking the opportunity of furnishing the materials to other Shareholders with a view to obtaining signatures on a request for a meeting. To the extent required by federal law including the 1940 Act, special meetings of the Shareholders shall be called by the secretary upon the request of the Shareholders owning Shares representing at least the percentage of the total combined votes of all Shares of the Trust issued and outstanding required by federal law including the 1940 Act, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such Shareholders. If a meeting is a meeting of Shareholders of one or more Series or Classes, but not a meeting of all Shareholders of the Trust, then only a special meeting of the Shareholders of such one or more Series or Classes shall be called and only the Shareholders of such Series or Classes shall be entitled to notice of and to vote at such meeting.

Section 4.02 Notices. The Secretary or an assistant secretary shall call a meeting of Shareholders if required pursuant to Section 4.01 by giving written notice of the place (including that the meeting will be held by remote communication, as applicable), date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, electronic mail or any other electronic means or by mail, postage prepaid, (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent or (iii) given through a press release or other broadly disseminated means of communication, subject to any applicable requirements of federal law and the laws of the State of Delaware. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by facsimile, electronic mail or any other electronic means of communication. The business to be transacted at any special meeting shall be limited to that stated in such notice of the meeting. No notice of any meeting need be given to any Shareholder who attends such meeting in person or by proxy or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 4.03 Postponement and Adjournment. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place (including that the meeting will be held by remote communication, as applicable), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 4.02. Any Shareholders’ meeting may be adjourned by the Chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the Chairman of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to

Shareholders if such time and place (including that the meeting will be held by remote communication, as applicable) are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Board of Trustees in its sole discretion. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the Chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 4.04 Voting-Proxies. At all meetings of the Shareholders, every Shareholder of record entitled to vote there at shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his or her duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of the Trust or any Series or Class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a Shareholders’ meeting.

Section 4.05 Concerning Validity of Proxies, Ballots, etc.. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.

A proxy purporting to be exercised or executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Trust Instrument, or these Bylaws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.

The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and, to the extent required by federal law including the 1940 Act, but only to such extent, such vote shall be taken upon the request of the Shareholders owning Shares representing ten percent (10%) or more of the total combined votes of all Shares of the Trust issued and outstanding and entitled to vote on such election or matter.

Section 4.06 Organization. At every meeting of Shareholders, the Chairman or, in his or her absence, the President or, in his or her absence, a Vice President or, in the absence of any of the foregoing officers, a chairman chosen by majority vote of the Shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary or, in his or her absence, an assistant secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the Chairman shall act as secretary at all meetings of Shareholders.

Subject to these Bylaws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these Bylaws and such rules and regulations of the Board of Trustees, if any, the chairman of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 4.07 Record Date. Subject to the provisions of Section 9.02 of the Trust Instrument with respect to redeemed Shares, the Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date.

Section 4.08 Quorum; Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, the presence in person or by proxy of Shareholders owning Shares representing one-third (1/3) or more of the total combined votes of all Shares of each Series or Class, or of the Trust, as applicable, entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class or with respect to the entire Trust, respectively. At all meetings of the Shareholders, a quorum being present, the Trustees shall be elected by a vote of a plurality of the votes cast by Shareholders present in person or by proxy and all other matters shall be decided by a majority of the votes cast by Shareholders present in person or by proxy; provided, that if the Trust Instrument, these Bylaws or applicable federal law permits or requires that Shares be voted on any matter by individual Series or Class, then a majority of the votes cast by the Shareholders of that Series or Class present in person or by proxy shall decide that matter insofar as that Series or Class is concerned; provided, further, that if the matter to be voted on is one for which by express provision of the 1940 Act, a different vote is required, then in such case such express provision shall control the decision of such matter. There shall be no cumulative voting for Trustees. Subject to the provisions of Section 9.02 of the Trust Instrument, only Shareholders of record shall be entitled to vote.

Section 4.09 Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

Section 4.10 Abstentions and Broker Non-Votes. Subject to the provisions of

9.02of the Trust Instrument with respect to redeemed Shares, (A) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (B) Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted with respect to such proposal or proposals.

Section 4.11 Meetings by Remote Communication. Notwithstanding anything to the contrary in these Bylaws, the Trustees or a committee of the Board of Trustees or the President, Vice President, Treasurer or Secretary of the Trust may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely or partially by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by applicable law. If the Trustees or a committee of the Board of Trustees or the President, Vice President, Treasurer or Secretary of the Trust shall determine that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication, subject to such guidelines and procedures as the Trustees or such committee or such officer may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Board of Trustees deems to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust. In accordance with Section 4.02 hereof, and subject to applicable law, the Board of Trustees may, in its sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely by means of remote communication) solely by a document publicly filed by the Trust with the Commission.

ARTICLE V

TRUSTEES’ MEETINGS

Section 5.01 Special Meetings. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees.

Section 5.02 Regular Meetings. Regular meetings of the Trustees may be held at such places (including that the meetings will be held by remote communication, as applicable) and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

Section 5.03 Meetings by Remote Communication; Proxies. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, of the Board of Trustees (or any committee) may be held by means of remote communication, conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the Secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications or by any other form of communication.

Section 5.04 Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting and an action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees.

Section 5.05 Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each of the Trustees, as provided for in Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to a Trustee at the Trustee’s address as registered on the books of the Trust or, if not so registered, at the Trustee’s last known address.

Section 5.06 Place of Meeting. All special meetings of the Trustees shall be held whenever and wherever (including that the meeting will be held by remote communication, as applicable) ordered the Chairman of the Board of Trustees or any two other Trustees. Any meeting may adjourn to any place.

Section 5.07 Special Action. When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Section 5.08 Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees’ meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

ARTICLE VI

FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

Section 6.01 Fiscal Year. The fiscal year of the Trust and of each Series of the Trust shall end on October 31 of each year; provided that the last fiscal year of the Trust and each Series shall end on the date on which the Trust or each such Series is terminated, as applicable; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust and of any or all Series (and the Trust and each Series may have different fiscal years as determined by the Trustees).

Section 6.02 Registered Office and Registered Agent. The initial registered office of the Trust in the State of Delaware shall be located at 1201 North Market Street, Wilmington, Delaware 19801. The registered agent of the Trust at such location shall be Delaware Corporation Organizers, Inc.; provided that the Trustees by resolution and without a Shareholder vote may at any time change the Trust’s registered office or its registered agent, or both.

ARTICLE VII

INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust, except as conferred by the Trustees.

ARTICLE VIII

INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.02 of the Trust Instrument) or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and claimed by him in any such capacity or arising out of his or her status as such, whether or not the Trustees would have the power to indemnify him or her against such liability.

ARTICLE IX

SEAL

The seal of the Trust shall be circular in form bearing the inscription:

VICTORY VARIABLE INSURANCE FUNDS II, OCTOBER 21, 2024

THE STATE OF DELAWARE

ARTICLE X

CERTIFICATES

If so determined by resolution of the Trustees, each shareholder shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Trustees, representing the number of Shares owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. Certificates representing Shares shall be signed by of in the name of the Trust by the President or a Vice President or the Chairman of the Board and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

ARTICLE XI

AMENDMENTS

These Bylaws may only be amended by the Board of Trustees, and no Shareholder vote shall be required for any such amendment. Any officer of the Trust is authorized from time to time to restate these Bylaws into a single instrument to reflect all amendments hereto made in accordance with the terms hereof.

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